ASSIGNMENT AGREEMENT

THIS ASSIGNMENT is made effective as of this 29th day of July, 2010

BETWEEN:

LEXARIA CORP., a company incorporated under the laws of the State of Nevada, having a business office at #950 - 1130 West Pender, Vancouver, British Columbia, Canada V6E 4A4

(the “Assignor,” or, “Lexaria”)

AND:

0743608 BC Ltd, a business in the Province of British Columbia having an address at Suite 1004, 1708 Dolphin Ave, Kelowna BC V1Y 9S4

(the “Assignee”)

WHEREAS:

A.

The Assignor and the Assignee are in the business of natural resources exploration and development;

B.

On or about August 28, 2009, the Assignor and the Asignee entered into an assignment agreement which, through the execution of this new Assignment Agreement dated July 20, 2010, is agreed by the Assignor and the Assignee to be null and void and with no further value or force;

C.

Lexaria has entered into a farmout, option and participation letter agreement dated December 21, 2005 (the “Head Agreement”), a copy of which is attached as Exhibit I hereto, with Griffin & Griffin Exploration L.L.C. (“Griffin”) with respect to the following property:

(1)

Belmont Lake Field, Wilkinson County, Mississippi, Section 41-T2N-R4W

D.

Lexaria currently has the right to earn:

(1)

A PERPETUAL 32% (gross) and 20.802815% (net) working interest in ANY TWO of the Belmont Lake wells to be drilled and known as PP F-12-2;  PP F-12-4; PP F-12-5, and;

(2)

An additional NON PERPETUAL 32% (gross) and 20.802815% (net) working interest in ANY TWO of the Belmont Lake wells to be drilled and known as PP F-12-2;  PP F-12-4; PP F-12-5, until such time as the wells achieve 500% revenue payout (as more particularly described below), at which time this interest ceases as per the joint operating agreement (the “Non Perpetual Interest”).

E.

On or about June 25, 2010, the Assignor entered into an Authorization For Expenditure agreement (the “AFE”) with Griffin, a copy of which is attached as Exhibit II hereto, to participate in the drilling and completion of ANY TWO of the PP F-12-2; PP F-12-4; PP F-12-5 wells by paying a 32% share of the costs of drilling and completing of ANY TWO of the PP F-12-2; PP F-12-4; PP F-12-5 wells as per the AFE; and

F.

The Assignee wishes to purchase from the Assignor and the Assignor wishes to sell to the Assignee a revenue interest of 48.73755% of a 32% share of the Assignor’s net revenue after field operating expenses in the Non Perpetual Interest from ANY TWO of the PP F-12-2; PP F-12-4; PP F-12-5 well (the “Assigned Interest”);

G.

In consideration for the Assigned Non Perpetual Interest the Assignee has agreed to pay to the Assignor:

(a)

64.98341% of the Assignor’s Non Perpetual Interest costs currently budgeted at $324,677.12 but subject to revision by Griffin, being an amount of US$210,986.26 (the “Initial Consideration”); and

(b)

64.98341% of the Assignor’s 32% share of ANY TWO of the PP F-12-2; PP F-12-4; PP F-12-5 Non Perpetual Interest well costs from time to time for infrastructure, pipes, tanks, compressors, trucking, etc, as recommended for expenditure by Griffin (the “Subsequent Consideration”); and,

H.

Upon the terms and subject to the conditions set forth in this Assignment, the consent of Griffin with respect to the Assignment herein having been obtained, the Assignor wishes to assign and the Assignee wishes to accept the assignment of the Assigned Non Perpetual Interest as shown above in and to the Participation Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree each with the other as follows:

1.

The Assignor hereby assigns, transfers and sets over to the Assignee, effective as of the date hereof, all proportionate rights, interest and benefits in the Assigned Non Perpetual Interest held by or granted to the Assignor in and to the Participation Agreement between the Assignor and Griffin but limited to a gross 500% revenue payout based on the total amount paid under the Initial Consideration and the Subsequent Consideration after which all rights, interests and benefits cease; and details of which are referenced in the attached Exhibit II. The Assignee hereby acknowledges and agrees that the Assignor is making no representation or covenant as to whether any oil revenue will be recovered from the Assigned Non Perpetual Interest.

2.

The Assignee hereby agrees to pay to the Assignor the Initial Consideration, within 5 days of the signing of this Assignment.

3.

The Assignee hereby agrees to pay to the Assignor the Subsequent Consideration as required and or demanded by the Assignor.  In the event the Assignee does not provide the Subsequent Consideration within five (5) business days, Griffin shall withhold such amount of revenue from the Assigned Interest in order to satisfy the then amount outstanding of the Subsequent Consideration.

4.

The Assignor warrants and represents to the Assignee that as of the date of this Assignment, the Participation Agreement is in full force and effect, without modification or amendment, that the Assignor has the full right and authority to assign the Assigned Interest and all of the Assigned Interest’s rights,  interest and benefits held by or granted to the Assignor in and to the Participation Agreement and that such rights, interest and benefits assigned to the Assignee herein are free of lien, encumbrance or adverse claim.

5.

The Assignee hereby assumes and agrees to perform all obligations of the Assignor with respect to the Assigned Non Perpetual Interest under the Participation Agreement and guarantees to hold the Assignor harmless from any claim or demand of any kind made hereunder.

6.

This Assignment shall be binding upon and inure to the benefit of the parties, their successors and assigns.

7.

Each of the parties hereto will co-operate with the others and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence, and confirm the intended purpose of this Assignment.

8.

This Assignment may not be amended except by an instrument in writing signed by each of the parties.

9.

This Assignment and the Exhibit hereto contain the entire agreement between the parties with respect to the subject matter hereof and supercede all prior arrangements and understandings, both written and oral, express or implied, with respect thereto.  Any preceding correspondence or offers are expressly superceded and terminated by this Assignment.

10.

All notices and other communications required or permitted under this Assignment must be in writing and will be deemed given if sent by personal delivery, faxed with electronic confirmation of delivery, internationally recognized courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

If to the Assignor:

If to the Assignee:

If to Griffin:

950 - 1130 West Pender St.

#1004 – 1708 Dolphin Ave

LeFleur’s Gallery

Vancouver BC

Kelowna BC

P.O. Box 12274

V6E 4A4

V1Y 9S4

Jackson, MS, 39236

604.602.1633 ph

250 717 0377 ph

601.713.1146 ph

604.602.1625 fax

250 717 0677 fax

601.713.1175 fax

11.

This Assignment will be governed by and construed in accordance with the laws of the Province of British Columbia, Canada as applicable to contracts made and performed therein.

12.

This Assignment may be executed in one or more counterparts, all of which will be considered one and the same Assignment and will become effective when one or mare counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

13.

This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.

14.

Time is of essence in this Assignment.

IN WITNESS WHEREOF the parties have executed this Assignment as of the day and year first above written.

ASSIGNOR

ASSIGNEE

LEXARIA CORP.

0743608 BC Ltd

Per:

Per:

Authorized Signatory

Authorized Signatory

Name:

Bal Bhullar

Name:

Chris Bunka

Title:

CFO, Director

Title:

President